UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 27, 2024

(Date of earliest event reported)

AMERICAN PICTURE HOUSE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	000-56586	85-4154740
(State of Incorporation)	Commission File Number	(IRS EIN)

55 Madison Avenue 5FL

New York, NY 10022

(Address of principal executive offices)

(800) 689-6885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2024, American Picture House Corporation, a Wyoming corporation (the “Company”), entered into an agreement with PNP Movie, LLC (“Senior Loan Agreement”), deemed effective as of March 27, 2024, whereby the Company agreed to contribute funds in the form of a senior loan (the “Loan”) to PNP Movie, LLC in the amount of Ninety Seven Thousand Four Hundred Seventy-Five U.S. Dollars (US $97,475) for the purpose of financing pre- production funds for the feature length motion picture “People Nor Places” to be produced by PNP Movie, LLC.

American Picture House Corporation shall be entitled to: (i) designate one (1) individual to receive a “Producer” credit (intended for Bannor Michael MacGregor) and (ii) designate one (1) individual to receive an “Co-Producer” credit (currently intended for Duncan Michael MacGregor son of APHP CEO), on IMDb and on screen, on a shared card, in the main titles of the Picture.

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Senior Loan Agreement with PNP Movie, LLC dated March 27, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PICTURE HOUSE CORPORATION

Dated: April 1, 2024	By:	/s/ Bannor Michael MacGregor
Bannor Michael MacGregor